Exhibit (c)-(2)

CONFIDENTIAL August 17, 2020 Yintech Investment Holdings Fairness Analysis Presented to the Special Committee of Independent Directors Limited The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Duff & Phelps, LL C and its affiliates.

Duff & Phelps Disclaimer The following pages contain materials that are being provided by Duff & Phelps, LLC (“Duff & Phelps”) to the special committee of independent directors (the “Special Committee”) of the board of directors (the “Board of Directors”) (solely in its capacity as the Special Committee) of Yintech Investment Holdings Limited (“Yintech” or the “Company”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein). The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee. Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee. These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion. These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee. The accompanying material does not, and any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party. The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision. Duff & Phelps did not independently verify such information. Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future. No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction.

Table of Contents Introduction and Transaction Overview Valuation Analysis Discounted Cash Flow Analysis Selected Public Companies / M&A Transactions Analysis

Introduction and Transaction Overview Section 01

Introduction and Transaction Overview The Engagement Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such). Specifically, Duff & Phelps has been asked to provide an opinion (the “Opinion”) as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US$0.00001 per share, of the Company (each, a “Share” or, collectively, the “Shares”), other than the Excluded Shares and Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing twenty Shares (each, an “ADS” and collectively, “ADSs”), other than ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs). The Proposed Transaction It is Duff & Phelps’ understanding that the Company, Yinke Holdings Ltd, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Parent”), and Yinke Merger Co. Ltd, an exempted company incorporated with limited liability under the Laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated August 15, 2020. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon Merger Sub will cease to exist, with the Company surviving the merger and becoming a wholly-owned subsidiary of Parent. In connection with such merger, (i) each Share issued and outstanding (other than the Excluded Shares and Shares represented by ADSs) shall be cancelled in exchange for the right to receive US$0.365 in cash per Share without interest (the “Per Share Merger Consideration”) and (ii) each ADS issued and outstanding, together with the underlying Shares represented by such ADSs, shall be cancelled in exchange for the right to receive US$7.30 in cash per ADS without interest (the “Per ADS Merger Consideration”, and together with the Per Share Merger Consideration, the “Merger Consideration”) (collectively, the “Proposed Transaction”). The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. For purposes of the Opinion, (i) “Excluded Shares” shall mean, collectively, (a) 1,338,235,875 Shares held by the Rollover Shareholders, (b) Shares held by Parent, Merger Sub, the Company or any of their respective Subsidiaries and (c) Shares (including Shares represented by ADSs) held by the Depositary, the Company and the Company’s Representatives, and reserved for issuance, settlement and allocation upon exercise or vesting of Company Options or Company RSUs; and (ii) “Rollover Shareholders”, “Subsidiaries”, “Depositary”, “Representatives”, “Company Options” and “Company RSUs” shall have the meanings set forth in the Merger Agreement.

Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below: Reviewed the following documents: The Company’s annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2016 through December 31, 2019 and the Company’s unaudited interim financial statements for the three months ended March 31, 2018, March 31, 2019 and March 31, 2020 included in the Company’s Form 6-K filed with the SEC; Unaudited segment financial information for the Company for the years ended December 31, 2016 through December 31, 2019 and for the three months ended March 31, 2018, March 31, 2019 and March 31, 2020, provided by the management of the Company; Information regarding the Company’s investment securities (“Investment Securities”), including, among other information, unaudited book values recorded by the Company as of March 31, 2020 and market values for certain investments as of August 14, 2020, provided by the management of the Company; A detailed financial projection model for the Company for the years ending December 31, 2020 through December 31, 2025, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “Management Projections”); Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company; A letter dated August 15, 2020 from the management of the Company, which made certain representations as to certain historical financial information for the Company, the Investment Securities, and the Management Projections and the underlying assumptions of such projections (the “Management Representation Letter”); and Documents related to the Proposed Transaction, including a draft of the Merger Agreement dated August 15, 2020; Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company; Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business; Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant; Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Introduction and Transaction Overview

Ownership Summary

Fully Diluted Ownership



Rollover Shareholders
90.4%
Institutional Investors
0.9%
Public Investors and Others
7.5%
RSUs & Options
1.2%

Yintech Investment Holdings Limited - Ownership

Current Shareholders	Ordinary Shares (1)	ADS Equivalent	% of Ownership
Rollover Shareholders			
Chen, Wenbin (Co-Founder, Chairman & CEO) (2)	400,000,000	20,000,000	27.0%
Yan, Ming (Co-Founder & Director) (2)	300,000,000	15,000,000	20.3%
Chen, Ningfeng (Co-Founder & Director) (2)	300,000,000	15,000,000	20.3%
Sino August Investment Limited	95,081,680	4,754,084	6.4%
Chang Qing Investment Management Company Limited	53,467,360	2,673,368	3.6%
MeMeStar Limited	44,948,455	2,247,423	3.0%
Pan Hou Capital Management Limited	44,600,300	2,230,015	3.0%
Orchid Asia VI, L.P.	29,618,620	1,480,931	2.0%
Jigeng Chen	14,864,320	743,216	1.0%
Qin Wang	11,293,480	564,674	0.8%
YM Investment Limited	9,320,040	466,002	0.6%
Yu Zou	7,209,140	360,457	0.5%
Youbin Leng	6,739,700	336,985	0.5%
Fanghai Yu	6,270,400	313,520	0.4%
Dongda Zou	5,718,220	285,911	0.4%
Pingsen Chen	4,282,080	214,104	0.3%
Xinzhou Tang	2,465,800	123,290	0.2%
Orchid Asia V Co-Investment, Limited	1,486,260	74,313	0.1%
Dikuo Bo	870,020	43,501	0.1%
Rollover Shareholders	1,338,235,875	66,911,794	90.4%
Institutional Investors			
BlackRock, Inc. (NYSE:BLK)	7,483,680	374,184	0.5%
Renaissance Technologies Corp.	1,883,200	94,160	0.1%
RBC Dominion Securities Inc.	1,800,000	90,000	0.1%
State Street Global Advisors, Inc.	956,820	47,841	0.1%
Northern Trust Global Investments	459,220	22,961	0.0%
Top 5 Institutional Investors	12,582,920	629,146	0.9%
Total Institutional Investors	13,092,380	654,619	0.9%
Public Investors and Others	110,343,760	5,517,188	7.5%
Total Shares Outstanding	1,461,672,015	73,083,601	98.8%
RSUs & Options In-the-Money at Offer Price	18,423,280	921,164	1.2%
Fully Diluted Shares Outstanding at Offer Price	1,480,095,295	74,004,765	100.0%

Notes:

(1) Each ADS represents 20 ordinary shares

(2) Board of Directors received a non-binding proposal, dated June 22, 2020, from Wenbin Chen, Ming Yan and Ningfeng Chen

Source: SEC filings, Capital IQ, the management of the Company

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Introduction and Transaction Overview Trading Analysis Source: Capital IQ, SEC filings Yintech Investment Holdings Limited - Trading History July 5, 2019 to August 14, 2020 0 50 100 150 200 250 300 350 400 450 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 Volume (thousands) ADS Price Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP Offer (1) Trailing Volume Weighted Average Price (VWAP) Pior to Offer at June 22, 2020. Current (8/14/20) Offer Price Premium Relative to: 9.9% 30 - Day VWAP (1) 20.0% 21.4% 22.3% 60 - Day VWAP (1) 90 - Day VWAP (1) One Day Prior 38.1% $6.64 $6.08 $6.02 $5.97 $5.29 June 22, 2020 Yintech received a non - binding proposal from Mr. Wenbin Chen, co - founder, Chairman of the Board and Chief Executive Officer of Yintech, Mr. Ming Yan, co - founder and director of Yintech, and Ms. Ningfeng Chen, co - founder and director of Yintech (collectively, the “Buyer Group”) to acquire all of the outstanding ordinary shares of the Company that are not already held by the Buyer Group for a purchase price of US$6.80 per American Depositary Share, or US$0.34 per ordinary share, in cash. April 27, 2020 Yintech reported FY2019 financial results. The Company reported total revenue of RMB1,691.8 million and net income of RMB130.6 million for FY2019. The diluted earnings per share is RMB0.06 for FY2019. December 2, 2019 Yintech reported Q3'19 financial results. The Company reported total revenue of RMB501.2 million and net income of RMB113.7 million for the three months ended September 30,2019 . August 30, 2019 Yintech reported Q2'19 financial results. The Company reported total revenue of RMB289.1 million and net loss of RMB45.2 million for the three months ended June 30,2019 . May 27, 2020 Yintech reported Q1'20 financial results. The Company reported total revenue of RMB490.9 million and net income of RMB89.4 million for the three months ended March 31,2020 . Yintech Investment Holdings Limited Historical Trading Metrics (in thousands, except per ADS) During one year prior to Offer Post Offer Average Closing Price $5.30 Average Closing Price $6.37 High $6.66 High $6.64 Low $4.10 Low $5.57 Average Volume 26.5 Average Volume 37.0 % of ADSs Issued and Outstanding 0.0% % of ADSs Issued and Outstanding 0.1% % of Float 0.2% % of Float 0.2%

Introduction and Transaction Overview Proposed Transaction Note: Balance sheet data as of March 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses. (1) Reflects a 10% withholding tax discount on the onshore balance. (2) Includes listed equity securities, listed private equity funds and listed debt securities. Reflects the market value of such securities owned by the Company as of March 31,2020 using market prices as of August 14, 2020, as provided by the management of the Company; after application of a 10% withholding tax discount. (3) Includes wealth management products, reverse repurchase agreements and other investments. Reflects the book value of such investments as of March 31, 2020; after application of a 10% withholding tax discount. (4) Includes deposits related to offshore securities; after application of a 10% withholding tax discount. (5) Reflects loans to employees, less amounts due to related parties; after application of a 10% withholding tax discount. (6) Reflects book value as of March 31, 2020; after application of a 10% withholding tax discount. (7) Reflects book value as of March 31, 2020. Yintech Investment Holdings Limited - Offer Price Premium Relative To ADS Implied Price Premium ADS price as of 8/14/20 $6.64 9.9% One-day prior (6/21/20) $5.29 38.1% One-week prior (6/15/20) $5.40 35.2% 30-days trailing VWAP prior to June 22, 2020 $6.08 20.0% 60-days trailing VWAP prior to June 22, 2020 $6.02 21.4% 90-days trailing VWAP prior to June 22, 2020 $5.97 22.3% Offer Price $7.30 Source: Capital IQ and SEC filings Yintech Investment Holdings Limited - Implied Multiples (USD in millions, except per ADS data) Offer $7.30 Fully Diluted ADSs Issued and Outstanding (millions) 74.0 1.00 Implied Equity Value $540.2 Less: Proceeds from Exercise of In-the-Money Options (19.43) (2.8) Less: Cash (1) (229.85) (33.1) Less: Investment securities (2) (1,065.07) (153.2) Less: Other investments (3) (705.10) (101.4) Less: Deposits with Clearing Organizations (4) (38.82) (5.6) Less: Amount Due from/to Related Parties, net (5) (9.68) (1.4) Less: Equity Method Investments (6) (22.37) (3.2) Plus: Working Capital Deficit 112.00 16.1 Plus: Non-controlling Interest (7) 146.78 21.1 - Implied Enterprise Value $276.7 Implied Offer Multiples: EV / LTM EBITDA $28 9.9x EV / 2020 EBITDA $39 7.1x EV / 2021 EBITDA $44 6.0x EV / 2022 EBITDA $53 5.0x EV / LTM EBIT $21 12.9x EV / 2020 EBIT $33 8.3x EV / 2021 EBIT $37 7.3x EV / 2022 EBIT $44 6.0x EV / LTM Revenue $236 1.17x EV / 2020 Revenue $268 1.02x EV / 2021 Revenue $291 0.92x EV / 2022 Revenue $302 0.88x P / Book Value $389 1.39x P / Tangible Book Value $255 2.12x

Introduction and Transaction Overview

Valuation Summary

Valuation Range Conclusions

(RMB in thousands, except per ADS values or otherwise noted)

	Low		High	Offer Price
Enterprise Value Range	¥1,843,000	-	¥2,243,000	
Plus: Proceeds from Exercise of In-the-Money Options	19,433	-	19,433	
Plus: Cash (1)	229,849	-	229,849	
Plus: Investment Securities (2)	1,065,071	-	1,065,071	
Plus: Other Investments (3)	705,099	-	705,099	
Plus: Deposits with Clearing Organizations (4)	38,816	-	38,816	
Plus: Amount Due from/to Related Parties, net (5)	9,684	-	9,684	
Plus: Equity Method Investments (6)	22,372	-	22,372	
Less: Working Capital Deficit	(112,000)	-	(112,000)	
Less: Non-controlling Interest (7)	(146,779)	-	(146,779)	
Equity Value Range	¥3,674,545	-	¥4,074,545	
Fully Diluted ADSs Issued and Outstanding	74,004,765	-	74,004,765	
Value Per ADS Range (RMB)	¥49.65	-	¥55.06	
RMB to USD FX rate (as of 8/14/2020)	6.95	-	6.95	
Value Per ADS Range (USD)	$7.14	-	$7.92	$7.30
Implied Valuation Multiples				
EV / LTM EBITDA	9.5x	-	11.6x	9.9x
EV / 2020 EBITDA	6.8x	-	8.3x	7.1x
EV / 2021 EBITDA	5.8x	-	7.0x	6.0x
EV / 2022 EBITDA	4.7x	-	5.8x	5.0x
EV / LTM EBIT	12.4x	-	15.0x	12.9x
EV / 2020 EBIT	7.9x	-	9.7x	8.3x
EV / 2021 EBIT	7.0x	-	8.6x	7.3x
EV / 2022 EBIT	5.7x	-	6.9x	6.0x
EV / LTM Revenue	1.12x	-	1.37x	1.17x
EV / 2020 Revenue	0.98x	-	1.19x	1.02x
EV / 2021 Revenue	0.88x	-	1.08x	0.92x
EV / 2022 Revenue	0.84x	-	1.02x	0.88x
P / Book Value	1.36x	-	1.51x	1.39x
P / Tangible Book Value	2.08x	-	2.30x	2.12x

(1) Reflects a 10% withholding tax discount on the onshore balance.
(2) Includes listed equity securities, listed private equity funds and listed debt securities. Reflects the market value of such securities owned by the Company as of March 31,2020 using market prices as of August 14, 2020, as provided by the management of the Company; after application of a 10% withholding tax discount.
(3) Includes wealth management products, reverse repurchase agreements and other investments. Reflects the book value of such investments as of March 31, 2020; after application of a 10% withholding tax discount.
(4) Includes deposits related to offshore securities; after application of a 10% withholding tax discount.
(5) Reflects loans to employees, less amounts due to related parties; after application of a 10% withholding tax discount.
(6) Reflects book value as of March 31, 2020; after application of a 10% withholding tax discount.
(7) Reflects book value as of March 31, 2020.

Note: Balance sheet data and LTM as of March 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

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Valuation Analysis Section 02

Valuation Analysis

Historical and Projected Financial Performance

Historical and Projected Financial Performance

(RMB in thousands)

					YTD	YTD	LTM	Management Projections					
	2016A	2017A	2018A	2019A	3/31/2019	3/31/2020	3/31/2020	2020P	2021P	2022P	2023P	2024P	2025P
Futures Commissions and Fees	¥ 0	¥ 417,895	¥ 561,193	¥ 375,572	¥ 96,364	¥ 31,014	¥ 310,223	¥ 93,086	¥ 60,938	¥ 39,893	¥ 26,116	¥ 17,096	¥ 11,192
Growth		*NM*	*34.3%*	*(33.1%)*	*(37.0%)*	*(67.8%)*	*(38.5%)*	*(75.2%)*	*(34.5%)*	*(34.5%)*	*(34.5%)*	*(34.5%)*	*(34.5%)*
Stocks Commissions and Fees	¥ 0	¥ 0	¥ 50,404	¥ 243,276	¥ 38,639	¥ 17,129	¥ 221,766	¥ 33,612	¥ 54,366	¥ 99,386	¥ 180,670	¥ 262,224	¥ 327,490
Growth		*NM*	*NM*	*382.7%*	*89.2%*	*(55.7%)*	*223.2%*	*(86.2%)*	*61.7%*	*82.8%*	*81.8%*	*45.1%*	*24.9%*
Commodity T+D Commissions and Fees	¥ 1,517,390	¥ 666,310	¥ 98,700	¥ 426,414	¥ 18,009	¥ 269,869	¥ 678,274	¥ 1,316,038	¥ 1,521,512	¥ 1,597,511	¥ 1,533,495	¥ 1,461,130	¥ 1,407,908
Growth		*(56.1%)*	*(85.2%)*	*332.0%*	*(59.5%)*	*NM*	*NM*	*208.6%*	*15.6%*	*5.0%*	*(4.0%)*	*(4.7%)*	*(3.6%)*
Commodity Spot Commissions and Fees	¥ 1,029,650	¥ 1,100,150	¥ 0	¥ 0	¥ 0	¥ 0	¥ 0	¥ 0	¥ 0	¥ 0	¥ 0	¥ 0	¥ 0
Growth		*6.8%*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*
Securities Advisory Fees	¥ 0	¥ 20,700	¥ 285,090	¥ 427,134	¥ 97,534	¥ 102,004	¥ 431,604	¥ 438,708	¥ 446,715	¥ 458,905	¥ 473,077	¥ 485,865	¥ 501,375
Growth		*NM*	*NM*	*49.8%*	*295.5%*	*4.6%*	*20.6%*	*2.7%*	*1.8%*	*2.7%*	*3.1%*	*2.7%*	*3.2%*
Total Net Revenue	¥ 2,547,040	¥ 2,205,055	¥ 995,387	¥ 1,472,396	¥ 250,545	¥ 420,016	¥ 1,641,867	¥ 1,881,444	¥ 2,083,532	¥ 2,195,695	¥ 2,213,358	¥ 2,226,316	¥ 2,247,965
Growth		*(13.4%)*	*(54.9%)*	*47.9%*	*3.3%*	*67.6%*	*63.6%*	*27.8%*	*10.7%*	*5.4%*	*0.8%*	*0.6%*	*1.0%*
Adjusted EBITDA	¥ 924,159	¥ 479,320	-¥ 250,516	¥ 93,955	-¥ 43,644	¥ 56,467	¥ 194,066	¥ 271,488	¥ 318,721	¥ 388,438	¥ 391,927	¥ 394,436	¥ 400,213
Margin %	*36.3%*	*21.7%*	*(25.2%)*	*6.4%*	*(17.4%)*	*13.4%*	*11.8%*	*14.4%*	*15.3%*	*17.7%*	*17.7%*	*17.7%*	*17.8%*
Growth		*(48.1%)*	*NM*	*NM*	*NM*	*NM*	*NM*	*189.0%*	*17.4%*	*21.9%*	*0.9%*	*0.6%*	*1.5%*
Adjusted EBIT	¥ 891,789	¥ 396,306	-¥ 328,668	¥ 46,799	-¥ 53,905	¥ 48,349	¥ 149,053	¥ 231,873	¥ 261,901	¥ 323,147	¥ 328,478	¥ 328,607	¥ 336,613
Margin %	*35.0%*	*18.0%*	*(33.0%)*	*3.2%*	*(21.5%)*	*11.5%*	*9.1%*	*12.3%*	*12.6%*	*14.7%*	*14.8%*	*14.8%*	*15.0%*
Growth		*(55.6%)*	*NM*	*NM*	*NM*	*NM*	*NM*	*395.5%*	*13.0%*	*23.4%*	*1.6%*	*0.0%*	*2.4%*
Purchase of Fixed Assets	¥ 25,488	¥ 31,945	¥ 10,008	¥ 9,529	¥ 2,300	¥ 4,700	¥ 11,929	¥ 18,814	¥ 20,835	¥ 21,957	¥ 22,134	¥ 22,263	¥ 22,480
% of Net Revenue	*1.0%*	*1.4%*	*1.0%*	*0.6%*	*0.9%*	*1.1%*	*0.7%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*
Purchase of Intangible Assets	¥ 0	¥ 73,094	¥ 89,009	¥ 0	¥ 0	¥ 0	¥ 0	¥ 9,407	¥ 10,418	¥ 10,978	¥ 11,067	¥ 11,132	¥ 11,240
% of Net Revenue	*0.0%*	*3.3%*	*8.9%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*
Net Working Capital	-¥ 230,887	¥ 174,277	-¥ 139,214	-¥ 261,343			-¥ 184,723	-¥ 83,696	-¥ 68,281	-¥ 51,711	-¥ 51,295	-¥ 51,414	-¥ 51,189
% of Net Revenue	*(9.1%)*	*7.9%*	*(14.0%)*	*(17.7%)*			*(11.3%)*	*(4.4%)*	*(3.3%)*	*(2.4%)*	*(2.3%)*	*(2.3%)*	*(2.3%)*

Note: Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses. Purchase of Intangible Assets include customer list, trademark and software from acquisitions.
Source: Company filings, Company management

12

DUFF & PHELPS

Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. Discounted Cash Flow Key Assumptions Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2020 through 2025 (excluding public company expenses, as provided by the management of the Company), discussions with the management of the Company, and a review of the Company’s historical performance and other factors to develop the DCF analysis. Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 12.0% to 14.0%, derived from the Capital Asset Pricing Model. The following is a summary of the Management Projections utilized in the discounted cash flow analysis: Net revenue increases at a compound annual growth rate (“CAGR”) of 7.3% from 2019 to 2025. EBITDA margin averages 16.8% from 2020 to 2025. EBIT margin averages 14.0% from 2020 to 2025. Total purchase of fixed assets and purchases of intangible assets averages 1.5% of net revenue from 2020 to 2025. Net working capital averages -2.8% of net revenue from 2020 to 2025.

Valuation Analysis

DCF Analysis Summary

Discounted Cash Flow Analysis
(RMB in thousands)

	LTM	2020P	2021P	2022P	2023P	2024P	2025P	Terminal Year
Net Revenue	¥1,641,867	¥1,881,444	¥2,083,532	¥2,195,695	¥2,213,358	¥2,226,316	¥2,247,965	¥2,247,965
Growth	*63.6%*	*27.8%*	*10.7%*	*5.4%*	*0.8%*	*0.6%*	*1.0%*	
EBITDA	¥194,066	¥271,488	¥318,721	¥388,438	¥391,927	¥394,436	¥400,213	¥393,651
Margin	*11.8%*	*14.4%*	*15.3%*	*17.7%*	*17.7%*	*17.7%*	*17.8%*	*17.5%*
Growth	*NM*	*189.0%*	*17.4%*	*21.9%*	*0.9%*	*0.6%*	*1.5%*	
		2020 Q2-Q4						
Earnings Before Interest and Taxes		183,524	261,901	323,147	328,478	328,607	336,613	361,617
Pro Forma Taxes		(68,862)	(99,874)	(108,759)	(109,295)	(108,932)	(109,884)	(114,885)
Net Operating Profit After Tax		114,662	162,026	214,388	219,183	219,675	226,730	246,733
Depreciation		5,835	22,594	28,869	24,814	24,967	22,371	21,356
Amortization		25,662	34,226	36,422	38,635	40,862	41,228	10,678
Purchase of Fixed Assets		(14,114)	(20,835)	(21,957)	(22,134)	(22,263)	(22,480)	(22,480)
Purchase of Intangible Assets		(9,407)	(10,418)	(10,978)	(11,067)	(11,132)	(11,240)	(11,240)
(Increase) / Decrease in Working Capital (1)		10,658	(15,415)	(16,570)	(417)	120	(225)	1,856
Free Cash Flow (2)		¥133,295	¥172,179	¥230,174	¥249,015	¥252,229	¥256,384	¥246,903

Enterprise Value Range	**Low**	**High**
Terminal Growth Rate	3.50%	3.50%
Weighted Average Cost of Capital	14.00%	12.00%
Enterprise Value Range	**¥1,843,000**	**¥2,243,000**

Implied Valuation Multiples			
EV / LTM EBITDA	¥194,066	9.5x	11.6x
EV / 2020 EBITDA	¥271,488	6.8x	8.3x
EV / 2021 EBITDA	¥318,721	5.8x	7.0x
EV / 2022 EBITDA	¥388,438	4.7x	5.8x
EV / LTM EBIT	¥149,053	12.4x	15.0x
EV / 2020 EBIT	¥231,873	7.9x	9.7x
EV / 2021 EBIT	¥261,901	7.0x	8.6x
EV / 2022 EBIT	¥323,147	5.7x	6.9x
EV / LTM Revenue	¥1,641,867	1.12x	1.37x
P / Book Value	¥2,704,650	1.36x	1.51x
P / Tangible Book Value	¥1,769,648	2.08x	2.30x

(1) Working capital change in 2020 reflects normalized level.

(2) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range.

Note: Balance sheet data and LTM as of March 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

14

DUFF & PHELPS

Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis Duff & Phelps selected sixteen publicly traded companies that were deemed relevant to its analysis. Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies’ trading multiples. Trading multiples analyzed for the selected public companies included enterprise value to revenue, EBITDA and EBIT (where applicable), as well as price to earnings per share, book value per share and tangible book value per share. Selected M&A Transactions Analysis Duff & Phelps also reviewed certain merger and acquisition transactions involving target companies that were deemed relevant to its analysis and computed the implied valuation multiples for such transactions. Due to the limited comparability of the financial metrics of the selected public companies and the targets in the selected M&A transactions relative to those of the Company, rather than applying a range of selected multiples from a review of the public companies and M&A transactions, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the DCF analysis in the context of the Company’s relative size, forecasted growth in revenue and profits, profit margins, capital spending, revenue mix, and other characteristics that we deemed relevant. None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations.

Valuation Analysis Selected Public Companies Analysis – Brokerage Firms Financial Metrics Note: The Company's financial performance metrics presented are adjusted to exclude public company cost and non-recurring income and expenses. LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization EBIT = Earnings Before Interest and Taxes Source: Capital IQ, Bloomberg, company filings, press releases Selected Public Companies Analysis ($ in millions, except per share data) COMPANY INFORMATION REVENUE GROWTH EBITDA GROWTH EBITDA MARGIN EBIT MARGIN Company Name 3-YR CAGR LTM 2020 2021 2022 3-YR CAGR LTM 2020 2021 2022 3-YR AVG LTM 2020 2021 2022 3-YR AVG LTM 2020 2021 2022 HK/China/Taiwan Brokerage Firms Futu Holdings Limited 126.6% 89.4% 66.0% 42.2% 38.9% NM 142.4% 141.4% 68.2% 55.7% 20.3% 38.9% 38.0% 44.9% 50.4% 17.1% 32.1% 34.0% 41.0% 46.4% UP Fintech Holding Limited 115.2 91.2 NA NA NA NM NM NA NA NA -36.5 -4.1 NA NA NA -38.1 -5.2 NA NA NA Bright Smart Securities & Commodities Group Ltd. 14.3 7.4 NA NA NA 23.4 23.0 NA NA NA 61.7 66.1 NA NA NA 57.2 56.8 NA NA NA Capital Futures Corporation -5.5 -3.9 NA NA NA -18.6 38.4 NA NA NA 17.4 14.8 NA NA NA 15.9 11.7 NA NA NA Group Median 64.7% 48.4% 66.0% 42.2% 38.9% NA 2.4% 38.4% 141.4% 68.2% 55.7% NA 18.9% 26.8% 38.0% 44.9% 50.4% NA 16.5% 21.9% 34.0% 41.0% 46.4% Global Brokerage Firms Interactive Brokers Group, Inc. 11.6% 9.0% 2.0% -6.3% 7.4% 16.6% -0.7% 6.7% -7.1% 6.9% 63.8% 59.3% 68.7% 68.0% 67.7% 62.0% 56.6% 57.1% 52.3% 52.5% TD Ameritrade Holding Corporation 21.8 1.1 -26.3 -28.6 NA 30.8 -6.4 -26.4 -26.1 NA 47.3 50.7 47.0 41.6 NA 42.1 45.8 41.4 35.1 NA E*TRADE Financial Corporation 12.0 -2.2 -5.7 -6.6 -2.1 15.6 -14.9 -19.1 -9.6 -0.8 49.7 45.2 42.4 41.0 41.5 46.3 41.5 35.5 33.4 33.5 TP ICAP plc 2.8 7.6 4.3 1.3 3.0 12.4 0.8 -6.2 4.2 5.5 18.7 18.8 17.4 17.9 18.4 15.3 14.8 16.0 16.2 16.9 Flow Traders N.V. -4.7 217.2 348.2 -64.9 8.5 -6.5 NM 351.8 -75.3 6.9 65.9 57.2 63.5 44.7 44.0 61.6 67.4 60.4 38.2 37.9 BGC Partners, Inc. 11.0 5.1 -0.4 4.2 3.4 -12.5 -33.2 NA NA NA 12.8 10.4 NA NA NA 3.2 1.1 NA NA NA Dolat Investments Limited 19.7 28.0 NA NA NA 285.1 31.0 NA NA NA 57.6 71.7 NA NA NA 57.6 71.7 NA NA NA Group Median 11.6% 7.6% 0.8% -6.4% 3.4% NA 15.6% -3.6% -6.2% -9.6% 6.2% NA 49.7% 50.7% 47.0% 41.6% 42.8% NA 46.3% 45.8% 41.4% 35.1% 35.7% Brokerage Firms Aggregate Mean 23.9% 42.0% 35.9% -1.1% 9.2% 25.9% 29.9% 43.9% 0.7% 12.0% 37.2% 40.2% 44.6% 42.8% 43.7% 34.1% 37.1% 40.6% 38.0% 39.1% Brokerage Firms Aggregate Median 11.3% 20.9% 3.2% 3.4% 7.4% 8.1% 20.8% 6.7% 4.1% 6.9% 46.8% 44.8% 47.0% 44.9% 47.8% 43.1% 41.2% 42.2% 41.0% 45.3% Yintech Investment Holdings Limited -16.7% 63.6% 27.8% 10.7% 5.4% -53.3% NM 189.0% 17.4% 21.9% 1.0% 11.8% 14.4% 15.3% 17.7% -4.0% 9.1% 12.3% 12.6% 14.7%

Valuation Analysis

Selected Public Companies Analysis – Brokerage Firms Valuation Multiples

Selected Public Companies Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			
Company Name	Stock Price on 8/14/20	% of 52-Wk High	Equity Value	Enterprise Value
HK/China/Taiwan Brokerage Firms				
Futu Holdings Limited	$33.23	82.5%	$4,169	$4,372
UP Fintech Holding Limited	6.52	93.5	921	873
Bright Smart Securities & Commodities Group Ltd.	0.27	96.3	460	602
Capital Futures Corporation	1.32	86.6	277	83
Group Median				
Global Brokerage Firms				
Interactive Brokers Group, Inc.	$52.16	91.5%	$22,007	$19,406
TD Ameritrade Holding Corporation	37.95	71.0	20,529	19,905
E*TRADE Financial Corporation	54.36	99.3	11,915	13,580
TP ICAP plc	4.10	75.0	2,294	2,107
Flow Traders N.V.	39.54	96.1	1,792	1,471
BGC Partners, Inc.	2.69	44.3	967	1,685
Dolat Investments Limited	0.74	68.2	130	100
Group Median				
Brokerage Firms Aggregate Mean				
Brokerage Firms Aggregate Median				

Company Name	ENTERPRISE VALUE AS A MULTIPLE OF											
	LTM EBITDA	2020 EBITDA	2021 EBITDA	2022 EBITDA	LTM EBIT	2020 EBIT	2021 EBIT	2022 EBIT	LTM Revenue	2020 Revenue	2021 Revenue	2022 Revenue
HK/China/Taiwan Brokerage Firms												
Futu Holdings Limited	53.8x	55.3x	32.9x	21.1x	65.1x	61.7x	36.1x	22.9x	20.92x	21.00x	14.77x	10.63x
UP Fintech Holding Limited	NM	NA	NA	NA	NM	NA	NA	NA	12.99	NA	NA	NA
Bright Smart Securities & Commodities Group Ltd.	9.8	NA	NA	NA	11.4	NA	NA	NA	6.45	NA	NA	NA
Capital Futures Corporation	8.1	NA	NA	NA	10.2	NA	NA	NA	1.20	NA	NA	NA
Group Median	9.8x	55.3x	32.9x	21.1x	11.4x	61.7x	36.1x	22.9x	9.72x	21.00x	14.77x	10.63x
Global Brokerage Firms												
Interactive Brokers Group, Inc.	15.5x	13.9x	14.9x	14.0x	16.3x	16.7x	19.4x	18.0x	9.22x	9.53x	10.16x	9.46x
TD Ameritrade Holding Corporation	6.6	8.1	10.9	NA	7.3	9.2	13.0	NA	3.36	3.80	4.56	NA
E*TRADE Financial Corporation	10.4	11.6	12.8	12.9	11.3	13.8	15.7	16.0	4.69	4.90	5.24	5.36
TP ICAP plc	4.5	4.8	4.6	4.4	5.7	5.3	5.1	4.8	0.85	0.84	0.83	0.81
Flow Traders N.V.	2.9	2.0	8.2	7.7	2.4	2.1	9.6	8.9	1.64	1.28	3.66	3.37
BGC Partners, Inc.	7.9	NA	NA	NA	71.4	NA	NA	NA	0.82	0.83	0.79	0.77
Dolat Investments Limited	7.4	NA	NA	NA	7.4	NA	NA	NA	5.31	NA	NA	NA
Group Median	7.4x	8.1x	10.9x	10.3x	7.4x	9.2x	13.0x	12.4x	3.36x	2.54x	4.11x	3.37x
Brokerage Firms Aggregate Mean	12.7x	15.9x	14.1x	12.0x	20.9x	18.1x	16.5x	14.1x	6.13x	6.02x	5.72x	5.06x
Brokerage Firms Aggregate Median	8.0x	9.8x	11.9x	12.9x	10.8x	11.5x	14.3x	16.0x	4.69x	3.80x	4.56x	4.36x

Company Name	STOCK PRICE AS A MULTIPLE OF					
	LTM EPS	2020 EPS	2021 EPS	2022 EPS	Book Value Per Share	Tangible Book Value Per Share
HK/China/Taiwan Brokerage Firms						
Futu Holdings Limited	74.9x	65.9x	38.7x	26.2x	11.94x	11.94x
UP Fintech Holding Limited	NM	66.5	29.4	18.5	4.33x	4.38x
Bright Smart Securities & Commodities Group Ltd.	7.6	NA	NA	NA	1.87x	1.88x
Capital Futures Corporation	11.3	NA	NA	NA	1.28x	1.30x
Group Median	11.3x	66.2x	34.0x	22.3x	3.10x	3.13x
Global Brokerage Firms						
Interactive Brokers Group, Inc.	25.7x	23.5x	27.3x	25.8x	2.65x	2.65x
TD Ameritrade Holding Corporation	10.4	12.9	18.0	NA	2.15x	4.86x
E*TRADE Financial Corporation	15.1	17.8	20.6	19.8	1.94x	3.70x
TP ICAP plc	9.4	8.6	8.2	7.7	0.99x	NM
Flow Traders N.V.	3.8	3.2	14.2	13.2	4.57x	4.59x
BGC Partners, Inc.	24.2	4.8	4.2	4.1	1.39x	NM
Dolat Investments Limited	13.7	NA	NA	NA	4.44x	4.44x
Group Median	13.7x	10.7x	16.1x	13.2x	2.15x	4.44x
Brokerage Firms Aggregate Mean	19.6x	25.4x	20.1x	16.5x	3.41x	4.42x
Brokerage Firms Aggregate Median	12.5x	15.3x	19.3x	18.5x	2.15x	4.38x

LTM = Latest Twelve Months

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents) - (Net Non-Operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

EBIT = Earnings Before Interest and Taxes

Source: Capital IQ, Bloomberg, company filings, press releases

17

DUFF & PHELPS

Valuation Analysis Selected Public Companies Analysis – Chinese Investment Banks and Brokers LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate EPS = Earnings Per Share Source: Source: Capital IQ, Bloomberg, company filings, press releases Selected Public Companies Analysis ($ in millions, except per share data) COMPANY INFORMATION REVENUE GROWTH NET INCOME GROWTH NET PROFIT MARGIN STOCK PRICE AS A MULTIPLE OF Company Name Stock Price on 8/14/20 % of 52- Wk High Equity Value 3-YR CAGR LTM 2020 2021 2022 3-YR CAGR LTM 2020 2021 2022 3-YR AVG LTM 2020 2021 2022 LTM EPS 2020 EPS 2021 EPS 2022 EPS Book Value Per Share Tangible Book Value Per Share Chinese Investment Banks and Brokers Guotai Junan Securities Co., Ltd. $1.67 88.3% $14,918 3.6% 25.6% 17.5% 11.2% 7.4% -3.8% 17.5% 8.6% 13.8% 7.0% 34.5% 29.6% 29.2% 29.8% 29.7% 12.6x 10.6x 9.3x 8.7x 0.78x 0.80x CSC Financial Co., Ltd. 1.48 85.9 11,306 0.1 60.9 23.0 17.4 11.8 1.3 104.8 0.3 0.0% 21.9 33.2 41.7 39.7 33.6 36.6 10.8 11.0 11.0 9.0 1.34x 1.35x GF Securities Co., Ltd. 1.22 88.0 9,312 1.8 16.3 8.0 5.7 9.6 -2.8 24.4 6.6 9.0% 13.1 33.9 32.7 33.9 34.9 36.0 9.7 8.1 7.6 6.5 0.70x 0.70x China Galaxy Securities Co., Ltd. 0.62 76.7 6,252 8.7 69.4 -0.1 2.6 8.1 0.5 51.7 12.4 -0.6 8.8 33.0 29.7 35.0 34.0 34.2 7.6 7.1 7.2 6.6 0.60x 0.60x Orient Securities Company Limited 0.66 86.0 4,602 42.7 50.2 -5.9 8.4 5.5 9.8 28.6 -15.2 17.0 0.0 21.4 14.2 14.7 15.9 15.1 11.8 11.8 9.9 10.4 0.58x 0.58x Chinese Investment Banks and Brokers Mean 11.4% 44.5% 8.5% 9.1% 8.5% NA 1.0% 45.4% 2.5% 7.8% 10.1% NA 31.2% 29.6% 30.5% 29.6% 30.3% NA 10.5x 9.7x 9.0x 8.2x 0.80x 0.81x Chinese Investment Banks and Brokers Median 3.6% 50.2% 8.0% 8.4% 8.1% 0.5% 28.6% 6.6% 9.0% 8.8% 33.2% 29.7% 33.9% 33.6% 34.2% 10.8x 10.6x 9.3x 8.7x 0.70x 0.70x Yintech Investment Holdings Limited -16.7% 63.6% 27.8% 10.7% 5.4% -43.0% NM NA NA NA -13.2% 11.6% NA NA NA MARKET DATA

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	Equity Value	LTM Revenue	LTM EBITDA	LTM EBIT	LTM Net Income	EV / Revenue	EV / EBITDA	EV / EBIT	P/E	P/B
2/27/2020	GAIN Capital Holdings, Inc.	Provides trading services and solutions to the over-the-counter and exchange-traded markets worldwide.	INTL FCStone Inc. (nka:StoneX Group Inc.)	$185	$238	$221	-$43	-$60	-$61	0.84x	NM	NM	NM	1.02x
2/20/2020	E*TRADE Financial Corporation	Provides brokerage, and related products and services for traders, investors, registered investment advisors, and stock plan administrators and participants.	Morgan Stanley	$14,672	$13,127	$2,937	$1,452	$1,350	$915	5.00x	10.1x	10.9x	14.3x	2.24x
11/25/2019	TD Ameritrade Holding Corporation	Provides securities brokerage and related technology-based financial services to retail investors and traders, and independent registered investment advisors in the United States.	The Charles Schwab Corporation	$26,942	$28,397	$6,016	$3,346	$3,001	$2,208	4.48x	8.1x	9.0x	12.9x	3.26x
11/19/2018	National Holdings Corporation	Offers retail brokerage services include execution of purchases and sale of stocks, options, bonds, mutual funds, annuities, and various other securities; and investment advisory services for individual, corporate, and institutional clients.	B. Riley Financial, Inc.	$11	$41	$211	$4	$3	-$12	0.05x	2.7x	4.2x	NM	0.86x
4/24/2018	MasterLink Securities Corporation	Provides brokerage, wealth management, proprietary trading, underwriting, fixed income, derivatives, and stock register and transfer services.	Shin Kong Financial Holding Co., Ltd.	NA	$649	$166	NA	$31	$32	NA	NA	NA	20.4x	0.85x
3/15/2018	NEX Group plc (nka:NEX Group Limited)	Provides electronic trade execution platforms for the foreign exchange and fixed income over-the-counter markets.	CME Group Inc.	$4,970	$4,767	$669	$191	$186	$121	7.43x	26.0x	26.7x	39.5x	3.95x
3/15/2017	Virtu KCG Holdings LLC	Operates as an online stock and option broking company and provides various services designed to address trading needs across asset classes, product types, and time zones.	Virtu Financial, Inc.	$1,229	$1,407	$1,454	$522	$434	$256	0.84x	2.4x	2.8x	5.5x	1.04x
								Mean		3.11x	9.8x	10.7x	18.5x	1.89x
								Median		2.66x	8.1x	9.0x	14.3x	1.04x

Source: Capital IQ, Bloomberg, company filings, press releases

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Valuation Analysis

Selected Public Companies / M&A Transactions Analysis – Implied Multiples Summary

Selected Public Companies / M&A Transactions Analysis Summary

(RMB in thousands)

	Valuation Multiples									
Metric	Brokerage Firms Aggregate Range			Brokerage Firms Aggregate Median	Chinese Investment Banks and Brokers Median	M&A Transactions Median	Company Performance	DCF Analysis Enterprise Value Range		
								¥1,843,000	-	¥2,243,000
								Implied Multiples		
EV / LTM EBITDA	2.9x	-	53.8x	8.0x		8.1x	¥194,066	9.5x	-	11.6x
EV / 2020 EBITDA	2.0x	-	55.3x	9.8x		NA	¥271,488	6.8x	-	8.3x
EV / 2021 EBITDA	4.6x	-	32.9x	11.9x		NA	¥318,721	5.8x	-	7.0x
EV / 2022 EBITDA	4.4x	-	21.1x	12.9x		NA	¥388,438	4.7x	-	5.8x
EV / LTM EBIT	2.4x	-	71.4x	10.8x		9.0x	¥149,053	12.4x	-	15.0x
EV / 2020 EBIT	2.1x	-	61.7x	11.5x		NA	¥231,873	7.9x	-	9.7x
EV / 2021 EBIT	5.1x	-	36.1x	14.3x		NA	¥261,901	7.0x	-	8.6x
EV / 2022 EBIT	4.8x	-	22.9x	16.0x		NA	¥323,147	5.7x	-	6.9x
EV / LTM Revenue	0.82x	-	20.92x	4.69x		2.66x	¥1,641,867	1.12x	-	1.37x
EV / 2020 NOPAT (1)							¥142,015	13.0x	-	15.8x
EV / 2021 NOPAT (1)							¥162,026	11.4x	-	13.8x
EV / 2022 NOPAT (1)							¥214,388	8.6x	-	10.5x
P / LTM Net Income	3.8x	-	74.9x	12.5x	10.8x	14.3x				
P / 2020 Net Income	3.2x	-	66.5x	15.3x	10.6x	NA				
P / 2021 Net Income	4.2x	-	38.7x	19.3x	9.3x	NA				
P / 2022 Net Income	4.1x	-	26.2x	18.5x	8.7x	NA				
P / Book Value Per Share	0.99x	-	11.94x	2.15x	0.70x	1.04x	¥2,704,650	1.36x	-	1.51x
P / Tangible Book Value Per Share	1.30x	-	11.94x	4.38x	0.70x	NA	¥1,769,648	2.08x	-	2.30x

(1) NOPAT = Net Operating Profit After Taxes. Duff & Phelps reviewed implied EV / NOPAT multiples for the Company for comparison purposes relative to the price / net income multiples analyzed for the selected public companies.

Note: Balance sheet data and LTM as of March 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

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DUFF & PHELPS